As filed with the Securities and Exchange Commission on April 17, 2002, Registration No. 333-4712



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                West Marine, Inc.
             (Exact name of registrant as specified in its charter)

    Delaware                                       77-035-5502
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

  500 Westridge Drive                                   95076-4100
  Watsonville, California                               (Zip Code)
  (Address of Principal Executive Offices)


                                WEST MARINE, INC.
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                         Telephone number of agent for service:

                                 (202) 776-2000


                         CALCULATION OF REGISTRATION FEE

======================== ===================== ======================== ===================== =======================
Title Of Security         Amount Being          Proposed Maximum         Proposed Maximum      Amount of
Being Registered          Registered*           Offering Price Per       Aggregate Offering    Registration Fee
                                                Share (**)               Price (**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Common Stock,             100,000               $23.54                    $2,354,000           $216.57
 $0.001 Par Value
======================== ===================== ======================== ===================== =======================

(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

    The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on May 9, 1996 (File No. 333-4712)
(the "Previous Form S-8") in connection with the registration of 50,000 shares of common stock of the Registrant (plus an indeterminate number of shares pursuant to Rule 416(a) of the Securities Act of 1933 (the "Securities Act")) issued under the West Marine, Inc. Nonemployee Director Stock Option Plan (the "Option Plan").

    Pursuant to General Instruction E to Form S-8, this Registration
Statement is filed by the Registrant solely to register an additional 100,000 shares of the Registrant's common stock (plus an indeterminate number of shares pursuant to Rule 416(a) of the Securities Act) issuable pursuant to the Option Plan. Pursuant to General Instruction E, and unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the Previous Form S-8, including all exhibits thereto and all periodic reports that the Registrant filed after the Previous Form S-8, or will file after this Registration Statement, to maintain current information about the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 8.  Exhibits

                                 EXHIBIT INDEX


Exhibit Number         Description of Exhibit                           Page
--------------         ----------------------                           ----

       5               Opinion of Dow, Lohnes & Albertson, PLLC           5
      23.1             Consent of Independent Auditors'                   7
      23.2             Consent of Dow, Lohnes & Albertson, PLLC           5
                       (contained in their opinion in Exhibit 5)


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Watsonville, State of California on this 16th day of April, 2002.

                                          WEST MARINE, INC.


                                          By: /s/ John Edmondson
                                          ----------------------
                                          John Edmondson
                                          President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act, this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.


Signature                      Capacity                          Date
---------                      -------                           ----
/s/ John Edmondson             President, Chief Executive        April 12, 2002
------------------             Officer and Director
    John Edmondson


/s/ Richard E. Everett         Chief Operating Officer           April 12, 2002
----------------------         and Director
    Richard E. Everett


/s/ Russell Solt               Executive Vice President          April 12, 2002
----------------               and Chief Financial Officer
    Russell Solt               (Principal Financial Officer)


/s/ Eric Nelson                Vice President, Finance           April 12, 2002
---------------                and Chief Accounting Officer
    Eric Nelson                (Principal Accounting Officer)

                                      -3-

/s/ Randolph K. Repass         Director                          April 12, 2002
----------------------
    Randolph K. Repass


/s/ Geoffrey A. Eisenberg      Director                          April 12, 2002
-------------------------
    Geoffrey A. Eisenberg


/s/ David McComas              Director                          April 12, 2002
-----------------
    David McComas


/s/ Peter Roy                  Director                          April 12, 2002
-------------
    Peter Roy


/s/ Daniel J. Sweeney          Director                          April 14, 2002
---------------------
    Daniel J. Sweeney


/s/ William U. Westerfield     Director                          April 12, 2002
--------------------------
    William U. Westerfield


                                                                      Exhibit 5

            [Dow, Lohnes & Albertson, PLLC Letterhead Appears Here]

                                April 16, 2002


West Marine, Inc.
500 Westridge Drive
Watsonville, California  95076-4100

    Re:  Registration Statement on Form S-8

Gentlemen:

    We have acted as special counsel for West Marine, Inc., a Delaware corporation ("West Marine"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, pertaining to an additional 100,000 shares (the "Shares") of Common Stock, $0.001 par value per share, being issued by West Marine pursuant to the West Marine, Inc. Nonemployee Director Stock Option Plan (the "Plan"). At your request, we are providing this opinion to you for filing as Exhibit 5 to the Registration Statement.

    In preparing this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement;
(b) West Marine's Certificate of Incorporation and Bylaws; (c) the Plan; and
(d) certain records of West Marine's corporate proceedings as reflected in its minute and stock books, including, without limitation, the resolutions of West Marine relating to the Plan and the issuance of the Shares thereunder.

    As to matters of fact relevant to our opinion, we have relied upon oral and written statements and representations of officers and other representatives of West Marine without further investigation. In our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as certified or photostatic copies or forms, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements, representations and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

    We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto and the Delaware General Corporation Law. We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

    Based upon the foregoing, subject to the other qualifications stated herein and assuming that (i) the Registration Statement will have become effective and comply with all applicable laws, and (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable.

    We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to West Marine or the Shares.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder.

                                         Very truly yours,

                                         DOW, LOHNES & ALBERTSON, PLLC


                                         By:  /s/ Jonathan B. Hill
                                              --------------------
                                                  Jonathan B. Hill
                                                  Member

                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-4712 of West Marine, Inc. on Form S-8 of our report dated March 4, 2002, appearing in the Annual Report on Form 10-K of West Marine, Inc. for the year ended December 29, 2001.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
San Francisco, California
April 16, 2002




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